Exhibit 23(a)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-48781, 333-54504, 333-54504-01, 333-54504-02) of PPL Corporation and in the Registration Statements on Form S-8 (Nos. 33-50031, 333-02003 and 333-95967) of PPL Corporation of our report dated February 4, 2002 relating to the consolidated financial statements and financial statement schedule, which appear in PPL Corporation's Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 1, 2002